UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

Endurance International Group Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001- 36131	46-3044956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 25, 2013, EIG Investors Corp. (the “Borrower”), a wholly owned subsidiary of Endurance International Group Holdings, Inc. (the “Company”), entered into amendments (collectively, the “Refinancing Amendment”) to its Second Amended and Restated Credit Agreement, dated as of November 9, 2012 (as further amended pursuant to the Incremental Amendment to the Second Amended and Restated Credit Agreement, dated as of August 9, 2013 and as further amended and restated by the Refinancing Amendment, the “Credit Agreement”), with the Company, Credit Suisse AG, as Administrative Agent, and the other lenders party thereto.

The Refinancing Amendment provided for (i) the incurrence of approximately $884 million in term loans under a new senior secured first lien term loan facility (the “Refinancing Term Loans”), (ii) the incurrence of approximately $166 million in incremental term loans under such new senior secured first lien term loan facility (the “Incremental Term Loans” and together with the Refinancing Term Loans, the “Term Loans”) and (iii) an increase of $40 million to the revolving commitments available under the existing revolving credit facility (the “Incremental Revolving Commitments”). The Term Loans mature on November 9, 2019.

The proceeds of the Refinancing Term Loans were used to refinance in full the term loans outstanding under the existing senior secured term loan facility (the “Refinancing”). The proceeds of the Incremental Term Loans were used, together with cash on hand, to repay in full the $315 million of second lien term loans under the existing senior secured second lien term loan facility (the “Second Lien Term Loans”), together with accrued and unpaid interest thereon, and to pay related fees and expenses of approximately $11 million, amounting to a total of approximately $326 million.

Immediately following the closing of the Refinancing, the Borrower had $1,050 million in Term Loans outstanding and revolving commitments of $125 million (which were undrawn as of the closing of the Refinancing). In addition to reducing its overall indebtedness by $149 million, the Company expects that the Refinancing will reduce the aggregate amount of its annualized interest expense on senior term loan debt by approximately $35 million, based on the current loan balance and interest rates under the Term Loans. The Company plans to use borrowings under the Incremental Revolving Commitments for general corporate purposes.

As a result of the Refinancing, the Term Loans bear interest, at the Borrower’s option, at a rate equal to either (i) the LIBO Rate, plus an applicable margin equal to 4.00% per annum (subject to a LIBO Rate floor of 1.00%) or (ii) the Alternate Base Rate (as defined in the Credit Agreement), plus an applicable margin equal to 3.00% per annum (subject to an Alternate Base Rate floor of 2.00%).

The Borrower’s obligations under the Credit Agreement, and any hedging or cash management obligations entered into with a lender are guaranteed by the Company and each of the Borrower’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than certain immaterial subsidiaries) pursuant to an amended and restated guarantee agreement, dated as of November 25, 2013, by and among the Company, the Borrower, the other guarantors party thereto and Credit Suisse AG, as Administrative Agent (the “Guarantee Agreement”). Guarantees provided in respect of hedging arrangements are subject to certain limitations set forth in the Credit Agreement and related security documents.

The Borrower’s and the guarantors’ obligations under the Credit Agreement and any hedging or cash management obligations entered into with a lender are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a pledge of the equity securities issued by the Borrower and equity securities owned by the Borrower or a subsidiary guarantor that are issued by each direct, restricted subsidiary of the Borrower and of each subsidiary guarantor (limited, in the case of a first-tier foreign subsidiary, to 65% of the capital stock of such first-tier foreign subsidiary) and (ii) a perfected security interest in all tangible and intangible personal property and material fee-owned real property of the Borrower and each subsidiary guarantor pursuant to an amended and restated collateral agreement, dated as of November 25, 2013, by and among the Company, the Borrower, the other grantors party thereto and Credit Suisse AG, as Administrative Agent (the “Collateral Agreement”).

The Borrower is permitted to make voluntary prepayments at any time without premium or penalty, except in the case of prepayments made in connection with certain repricing transactions with respect to the Term Loans effected within six months of the closing date of the Refinancing Amendment, to which a 1.00% premium applies. The Borrower is required to make mandatory prepayments of the Term Loans (without payment of a premium) with (i) net cash proceeds from non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (ii) net cash proceeds of certain debt obligations (except as otherwise permitted under the Credit Agreement), and (iii) commencing with the Company’s fiscal year ended December 31, 2014, 50% of the Borrower’s excess cash flow, subject to step-downs to 25% and 0% of excess cash flow based on achievement of a senior secured net leverage ratio of 4:00 to 1.00 and 3.50 to 1.00, respectively. The Term Loans will amortize in equal quarterly installments in an aggregate annual amount of approximately 1.00% of the original principal amount thereof, with any remaining principal balance payable on the final maturity date of the loans.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Borrower and its subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness, and dividends and other distributions. The Credit Agreement contains financial covenants that require the Company, the Borrower and its subsidiaries to maintain a maximum senior secured net leverage ratio at levels set forth in the Credit Agreement. The Credit Agreement contains customary events of default.

Certain of the lenders and other parties under the above described Credit Agreement and/or their respective affiliates may have performed, and may in the future perform, various commercial banking and financial advisory services for the Company and its subsidiaries for which they have received, and may receive, customary fees and expenses.

The foregoing descriptions of the Credit Agreement, the Collateral Agreement and the Guarantee Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, the Collateral Agreement and the Guarantee Agreement, which we expect to file as exhibits to our Annual Report on Form 10-K.

Item 1.02 – Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated by reference into this Item 1.02.

On November 25, 2013, substantially concurrently with the Refinancing, the Borrower terminated that certain Second Lien Credit Agreement, dated as of November 9, 2012, by and among the Company, the Borrower, Credit Suisse AG, as Administrative Agent, and the other lenders party thereto (the “Second Lien Credit Agreement”). The Second Lien Credit Agreement provided for Second Lien Term Loans in an aggregate principal amount of $315 million, which were secured by a second-priority lien on substantially all of the Borrower’s assets.

Approximately $100 million of the Second Lien Term Loans were repaid with cash on hand of the Company. The proceeds of the Incremental Term Loans, together with cash on hand of the Company, were used to prepay the remaining $215 million of outstanding Second Lien Term Loans in full and to pay related fees and expenses. The prepayment of indebtedness under the Second Lien Credit Agreement required the payment of a prepayment fee equal to 1.00% of the principal amount repaid.

Item 2.03 – Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

This Form 8-K contains forward-looking statements. All statements other than statements of historical fact contained in this Form 8-K, including statements regarding the Refinancing, the expected impact of the Refinancing on the Company’s capital structure and interest expense and the Company’s plans for using the proceeds of the Refinancing are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results to be materially different from any future results expressed or implied by the forward-looking statements. These forward-looking statements speak only as of the date of this Form 8-K and are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of the Company’s SEC filings. The Company disclaims any obligation to publicly update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:	/s/ Hari Ravichandran
Name:	Hari Ravichandran
Title:	Chief Executive Officer

Date: November 26, 2013